LICENSE AGREEMENT

      THIS AGREEMENT is entered into on November 1, 1997 between Thomas J. Ulrich, (herein called LICENSOR), and FoneCash, Inc , a corporation of Delaware, having its principal place of business at 177 Main Street, Suite 367, Fort Lee, New Jersey 07024(herein called LICENSEE).

I. Background of Agreement

      1.0 LICENSOR, filed patent No. 4,803,719, pertaining to telephone line powered applications, on June 4,1987 with the United States Patent Office, and has never assigned patent to any person or entity.

      1.2 LICENSEE wishes to acquire an exclusive, worldwide license under LICENSOR'S patent rights for the primary purpose of utilizing LICENSOR'S invention through sales of products and services.

II. Definitions

      As used herein, the following terms shall have the meanings set forth below:

      2.0 PATENT or PATENTS means the following United States patents and/or patent applications, patents to be issued thereto, and all divisions, continuations, reissues, substitutes, and extensions thereof:

      Letters                 Patent
U.S. Patent                   No 4,803,719  Method for powering telephone
                              apparatus powered directly from the telephone line without external power.

      2.1 LICENSED TERRITORY means the United States of America, its territories and possessions, North America, South America, and worldwide.

      2.2 LICENSEE IMPROVEMENTS means all developments LICENSEE may make in the PATENTS prior to the termination of this Agreement, whether or not patentable, which are invented, developed, discovered or otherwise acquired by LICENSEE.

2.4 GROSS SALES PRICE for the purpose of computing royalties, means LICENSEE'S invoice price, f.o.b. factory, after deduction of regular trade and quantity discounts, but before deduction of any other items, including but not limited to freight allowances, cash discounts, and agent's commissions. where products are not sold, but are otherwise disposed of, the GROSS SALES PRICE of such products for the purpose of computing royalties shall be the selling price at which products of similar kind and quality, sold in similar quantities. are currently being offered for sale by LICENSEE

III. License Grant

      3.0 LICENSOR hereby grants to LICENSEEE to the extent of the LICENSED TERRITORIES an exclusive license for the PATENTS to make, use, and sell products that utilize said patent.

IV. License Fees and Royalty

      4.0 LICENSEE, for and in consideration of, and as a condition of granting this license, hereby agrees to pay LICENSOR the fees and royalties set forth in Schedule A, which is attached hereto and made a part hereof by reference.

V. Sub-licensing

      5.0 Sub-licensing in the LICENSED TERRITORY shall be the responsibility of LICENSEE and it is the intent of the Parties that sub-licenses shall be available to qualified third parties on fair and reasonable terms. Sub-licenses shall be non-exclusive and non-transferable. LICENSEE shall supply LICENSOR with: copy of each such sub-license agreement within thirty (30) days of the execution of the sub-license agreement.

      5.1 No sub-license shall become effective until LICENSEE has obtained the written approval of the LICENSOR.

      5.2 If this Agreement is terminated for any reason, LICENSEE shall immediately assign all of its right, title, and interest to all sub-licenses to LICENSOR including the right to receive all income from sub-licenses. LICENSEE shall prior to execution of each sub-license make the sub-licensee aware of this contingency.

VI.  Payments

      6.0 Not later than the last day of each January, April, July and October, LICENSEE shall furnish to LICENSOR a written statement in such detail as LICENSOR may reasonably require of all amounts due pursuant to Schedule A for the quarterly periods ended the last day of the preceding December, March, June and September, respectively. and shall pay to LICENSOR all amounts due to LICENSOR. If no amount is accrued during any quarterly period, a written statement to that effect shall be furnished.

      6.1 Payments provided for in this Agreement, when overdue; shall bear interest at a rate per annum equal to two percent (2%) in excess: of the "Prime Rate" published by "The Wall Street Journal" at the time such payment is due, and for the time period until payment is received by LICENSOR.

      6.2 If this Agreement is for any reason terminated before all of the payments herein provided for have been made, LICENSEE shall immediately submit a terminal report and pay to LICENSOR any remaining unpaid balance even though the due date as above provided has not been reached.

VII.  Representations and Disclaimer of Warranties

      7.0 LICENSOR MAKES NO REPRESENTATIONS, EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE OR ITS VENDEES OR OTHBR TRANSFEREES OF PRODUCTS INCORPORATING OR MADE BY USE OF (i) INVENTIONS LICENSED UNDER. THIS AGREEMENT OR (ii) INFORMATION, IF ANY, FURNISHED UNDER THE AGREEMENT. LICENSEE WILL INDEMNIFY LICENSOR FOR ALL DAMAGES, COSTS AND EXPENSES, INCUIDING ATTORNEY'S FEES, ARISING OUT OF USE BY LICENSEE OR ITS TRANSFEREES OF INVENTION LICENSED OR INFORMATION FURNISHED UNDER THIS AGREEMENT OR (iii) OUT OF ANY USE, SALE, OR OTHER DISPOSITION BY LICENSEE OR ITS TRANSFEREES OF PRODUCTS MADE BY USE OF SUCH INVENTIONS OR NFORMATION.

VII.  Patenting

      8.0 LICENSEE and LICENSOR agrees to disclose all LICENSE IMPROVEMENTS to each other within three (3) months after the IMPROVEMENT has been invented, developed, discovered or otherwise acquired by LICENSOR and/or LICENSEE. Such disclosure to be of sufficient technical detail to enable each party to practice such LICENSE IMPROVEMENT.

      8.1 LICENSEE agrees to prepare, file and prosecute all patent applications necessary and as applicable to secure PATENTS in the name of the LICENSOR in all countries wherein the LICENSEE intends to use, sell or sub-license. Such patent applications shall be filed in accordance with the laws, regulations and practices of the country tar which a PATENT is desired. All expenses associated with preparing, filing, prosecuting and maintaining such PATENTS shall be paid by LICENSEE.

      8.2 Not less than sixty (60) days before the expiration of a response period for any action required by any Patent Office world wide, LICENSEE shall notify LICENSOR of any decision not to file or continue prosecution of the patent application and deliver to LICENSOR executed instruments granting LICENSOR a power of attorney to prosecute such patent applications.

      8.3 Each Party agrees to provide to the other party all relevant documentation, drawings, diagrams, specifications and electrical diagrams which may be necessary to build, start-up and maintain the technology. Such documentation shall be provided to the other party within three (3) weeks of the Effective Date of this Agreement All documentation is to be returned to LICENSOR upon termination of Agreement.

IX. Termination

      9.0 This Agreement shall terminate upon the expiration of the last to expire PATENTS included herein, or will be included in the future, or upon the abandonment of the last to be abandoned patent applications included herein, whichever is later unless the Agreement is sooner terminated.

      9.1 LICENSEE may terminate this Agreement at any time upon sixty (60) days written notice in advance to LICENSOR.

      9.2 If either Party shall be in default of any obligation hereunder, or shall be adjudged bankrupt, or become insolvent, or make an assignment for the benefit of creditors, or be placed in the hands of a receiver trustee in bankruptcy, the other Party may terminate this Agreement by giving sixty (60) days notice by Registered Mail to the other Party, specifying the basis for termination. If within sixty (60) days after the receipt at such notice, the Party receiving notice shall remedy the condition forming the basis for termination, such notice shall cease to be operative, and this Agreement shall continue in full force.

      9.3 The word "termination" and cognate words, such as "term" and "terminate" used in this Article IX and elsewhere in this Agreement are to be read, except where the contrary is specifically indicated, as omitting from their effect the following rights and obligations, all of which survive any termination to the degree necessary to permit their complete fulfillment or discharge;

      (a) LICENSEE'S obligation to supply a terminal report as specified in paragraph 6.2 of this Agreement

      (b) LICENSOR'S right to receive or recover and LICENSEE'S obligation to pay royalties accrued or accruable for payment at the time of any termination's.

      (c) LICENSEE'S obligation to maintain records under paragraph 11.0 of this Agreement.

      (d) Licenses, releases, and agreements of non-assertion running in favor of customers or transferred by LICENSEE prior to any termination and on which royalties shall have been paid as provided in Articles IV and V of this Agreement.

      (e) Any cause of action or claim of LICENSOR accrued or to accrue, because of any breach or default by LICENSEE.

      (f) The representation and disclaimer of warranties of paragraph 8.0.

X.  Litigation

      10.0 Each Party shall notify the other Party in writing of any suspected infringement(s) of the PATENTS in the LICENSED TERRITORY and shall inform the other Party of any evidence of such infringement(s).

      10.1 LICENSEE shall have the first right to institute suit for infringement(s) in the LICENSED FIELD and the LICENSED TERRITORY so long as this Agreement remains exclusive. LICENSOR agrees to join as a party plaintiff in any such lawsuit initiated by LICENSEE, if requested by LICENSEE, with all costs, attorney fees, and expenses to be paid by LICENSEE. However, if LICENSEE does not institute suit for infringement(s) within ninety (90) days of receipt of written notice from LICENSOR of LICENSOR'S desire to bring suit for infringement in its own name and on its own behalf, then LICENSOR may, at its own expense, bring suit or take any other appropriate action.

      10.2 If this Agreement is non-exclusive at the time of infringement(s), the sole right to institute suit far infringement and to recover damages shall rest with LICENSOR.

      10.3 LICENSEE shall be entitled to any recovery of damages resulting from a lawsuit brought by it pursuant to paragraph 10.1. LICENSOR shall be entitled to recovery of damages resulting from any lawsuit brought by LICENSOR to enforce any PATENT, pursuant to paragraph 10.1.

      10.4 Neither Party may settle with an infringer without the prior approval of the other Party if such settlement would affect the rights of the other Party under the PATENTS.

XI.  Records

      11.0 LICENSEE shall keep accurate records or all operations affecting payments hereunder, and shall permit LICENSOR or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than three (3) years thereafter.

XII.  Non-assignability

      12.0 The Parties agree this Agreement imposes particular, specific, corporate obligations on LICENSEE. LICENSES shall not assign any rights under this Agreement not specifically transferable by its terms without the written consent of LICENSOR.

XIII. Severability

      13.0 The Parties agree that if any part, term, or provision of the Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby

      13.1 In the event the legality or any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction LICENSOR. by written notice to LICENSEE, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

XIV.  Export Control

      14.0 The Parties understand that the export of goods and/or technical data from the United States may require some form of export control license from the United States Government and that, failure to obtain such export control license, may result in criminal or civil liability under the United States laws.

XV. Waiver, Integration, Alteration

      15.0 The waiver of a breach hereunder may be effected only by a writing signed by the waiving Party and shall not constitute a waiver of any other breach.

      15.1 This Agreement represents the entire understanding between the Parties concerning the patent and the license of the patent, and supersedes all other agreements about this subject, express or implied, between the Parties concerning PATENTS.

      15.2 A provision of this Agreement may be altered only by a writing

XVI. Marking

      16.0 When possible to so mark, LICENSE shall place in a conspicuous location on LICENSED PRODUCTS, a patent notice in accordance with 35 U.S.C. ss.282. LICENSEE agrees to mark any products made using a process covered by any PATENT with the number of each such patent and, with respect to such

PATENTS to respond to any request for disclosure under 35 U.S.C ss.217(6)(4)(5) by only notifying LICENSOR of the request for disclosure.

XVII.  Applicable Law

      17.0 This Agreement shall be construed in accordance with the substantive laws of the State of New York. Any and all litigation involving either Party's rights and duties under this Agreement shall be brought in. Court of competent jurisdiction in the State of New York.

XVIII.  Notices Under the Agreement

      18.0 For the purpose of all written communication and notices between the parties, their addresses shall be:

LICENSEE:                                LICENSOR

Daniel E. Charboneau                     Thomas J. Ulrich
President and CEO                        14 Brookfield Road
FoneCash, Inc                            Binghamton, NY 13903
177 Main Street, Suite 367
Fort Lee, NJ 07024

or any other addresses of which either Party shall notify the other Party in writing.

      IN WITNESS WHEREOF the Parties have caused this Agreement to be executed on duplicate originals by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

LICENSOR                                 LICENSEE
Thomas J. Ulrich                         FoneCash, Inc.


/s/ Thomas J. Ulrich                     /s/ Daniel E. Charboneau

                                   Schedule A
                         Business Sensitive Information

I. License Fee and Royalty

In consideration of the License grant of Article IV, LICENSEE agrees to pay LICENSOR, in United States Currency, the following amounts:

      1.0 A license execution fee in the amount of thirty thousand dollars ($30,000.00) which shall be non-refundable to be paid in accordance with the following Schedule:

                    AMOUNT                      DUE

                    $ 5,000.00                  Thirty (30) after signing this
                                                Agreement, or after due
                                                diligence by FoneCash, whichever
                                                is first.
                    $25,000.00                  Upon first funding of the IPO or
                                                any other financing over
                                                $500,000.

      1.1 LICENSEE shall pay to LICENSOR a royalty rate of three percent (3%) of the GROSS SALES PRICE of all LICENSED PRODUCTS sold or otherwise disposed of under the license granted under article IV of this Agreement.

      1.2 LICENSEE shall, upon funding from the IPO or the first financing over $500,000, sign a consulting agreement with LICENSOR for personal engineering services at the rate of $100 an hour with a minimum of 20 hours a month whether or not these services concern the patent design or some other product that Licensor has developed. This agreement for personal service will be signed upon funding of the company operations, or when $500,000 of financing has been received. This is additional compensation over and above the royalties from the exclusive use of the patent.

II. Minimum Annual Royalties

      2.0 LICENSEE shall pay to LICENSOR following the first quarterly report after each new calendar year:

  Year                       Amount             Due
  1999                    $ 10,000.00           January 31,2000
  2000                    $ 20,000.00           January 31,2001 and each year
                                                                thereafter

      2.1 In the event this Agreement is terminated by either Party, the minimum annual amounts of paragraph 2.0, above, for the year of termination shall be prorated on the basis of the number of days in the calendar year that this Agreement was in effect, divided by 365.

III. Performance Requirements

      3.0 Notwithstanding any other obligation imposed on LICENSEE under this Agreement, LICENSEE agrees to comply with the following sales milestones beginning calendar year 1998;

US Pat No 4,803,719

Minimum Annual Sales                Year
    $  500,000.00                   2000
    $1,000,000.00                   2001
    $1,500,000.00                   2002
    $2,000,000.00                   2003 and all following years

      3.1 Failure to meet the above milestones will be considered a default of this Agreement and this Agreement may be terminated by LICENSOR as provided in
Article IX, but only after good faith effort to negotiate a mutually acceptable modification.

IV. Equity

      4.0 For and in consideration of the license grant of Article IV, LICENSEE further agrees that LICENSOR shall be issued 50,000 shares of common stock in FoneCash, Inc which is valued at the IPO price and shall be granted a stock option to purchase another 100,000 shares at the option price of $120 % over the Initial Public Offering price, in accordance with the Underwriter Agreement and all relevant rules and regulations of the Securities and Exchange Commission regarding the granting of options.

V. Payments

      5.0 All license fees and royalty payments should be sent to:

                 Thomas J. Ulrich
                 14 Brookfield Road
                 Binghamton, NY 13903